AMENDMENT NO.2
Agreement For Purchase and Sale of Real Property and Escrow Instructions Effectively
Dated November 8, 2005 (“Agreement”) between
TREIT-UNIVERSITY HEIGHTS, LP, as Seller (“Seller”) and
ADLER REALTY INVESTMENTS, INC., as Buyer (“Buyer”)

WHEREAS, the parties desire to amend the above-defined Agreement by this Amendment No. 2 (“Amendment”),

WHEREAS, all defined terms in this Amendment shall have the same meaning as set forth in the Agreement,

NOW, THEREFORE, in consideration for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Seller agrees to pay any and all leasing commissions that are due or will become due in connection with the revised term of that certain Industrial Building Lease dated September 7, 2000 between Seller (as successor in interest to Transwestem Heights, L.P.) and Campos Family Dental, P.C., as amended by that certain First Amendment of Industrial Building Lease dated November 29th, 2005, including, but not limited to, the leasing commissions owed to Seller’s affiliate.

2. At Close of Escrow, Seller shall deposit in the same interest bearing account holding the Rent Guaranty Escrow and Lease Cost Escrow (defined in Section 24 of the Agreement), $25,000.00 with the Escrow Holder. Said $25,000.00 is a negotiated amount between Buyer and Seller to offset leasing costs in connection with the leasing of Isaack’s Missing Link space which will be vacated on or before January 31, 2006 by the tenant (“Additional Lease Escrow”). Upon the earlier of: (i) a new lease being entered regarding such space or any portion thereof or (ii) December 31, 2006, the Additional Lease Escrow shall be delivered by the Escrow Holder to the Buyer.

Except as stated herein, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the dates below, to be effective December 15, 2005.

SELLER:

TREIT— University Heights, LP,
a Texas limited partnership

By: TREIT-University Heights GP, LLC, a Texas limited liability company,
Its: General Partner

By: Triple Net Properties, LLC,

a Virginia limited liability company,
Its: Manager

By: /s/ Jack Maurer
Name: Jack Maurer
Title: CEO

BUYER:

ADLER REALTY INVESTMENTS, INC., a California

corporation

BY: NAME: ITS:	/s/ Michael S. Adler MICHAEL S. ADLER PRESIDENT

Executed by Buyer this 16 day of December, 2005.